Exhibit-4.33

Execution version

Dated 14 September 2015
$67,500,000

AMENDMENT NO. 1 TO TERM LOAN FACILITY
SBI PHOEBE SHIPPING COMPANY LIMITED
SBI PERSEUS SHIPPING COMPANY LIMITED
SBI ELECTRA SHIPPING COMPANY LIMITED
SBI FLAMENCO SHIPPING COMPANY LIMITED
as joint and several Borrowers
and
SCORPIO BULKERS INC.
as Guarantor
and
CREDIT SUISSE AG
as Lender
SUPPLEMENTAL AGREEMENT
relating to
the financing of
Hull Nos. CX 0613 (tbn "SBI Phoebe"), CX 0627 (tbn "SBI PERSEUS"),
YZJ 2013-1090 (tbn "SBI Electra") and YZJ 2013-1091 (tbn "SBI Flamenco")

Exhibit-4.33

Index
Clause                                                Page

1    Definitions and Interpretation                                1
2    Agreement of the Lender                                2
3    Conditions Precedent                                    2
4    Representations    3
5    Amendments to Loan Agreement, the Guarantee and other Finance Documents        3
6    Costs and Expenses                                    6
7    Notices                                            6
8    Counterparts                                        6
9    Governing Law                                        6
10    Enforcement                                        7

Schedules

Schedule 1 Conditions Precedent                                8

Execution

Execution Pages                                        9

Exhibit-4.33

THIS AGREEMENT is made on 14 September 2017

PARTIES

(1)
SBI PHOEBE SHIPPING COMPANY LIMITED, SBI PERSEUS SHIPPING COMPANY LIMITED, SBI ELECTRA SHIPPING COMPANY LIMITED and SBI FLAMENCO SHIPPING COMPANY LIMITED, each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as joint and several borrowers (the "Borrowers");

(2)
SCORPIO BULKERS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as guarantor (the "Guarantor"); and

(3)	CREDIT SUISSE AG, a company incorporated in the canton of Zürich, Switzerland and acting through its office at St Alban-Graben 1-3, PO Box CH-4002 Basel, Switzerland as lender (the "Lender").
BACKGROUND

(A)	By the Loan Agreement, the Lender agreed to make available to the Borrowers a term loan facility of up to $67,500,000.

(B)
By a Guarantee, the Guarantor agreed to guarantee in favour of the Lender all the obligations of the Borrowers under the Loan Agreement and the other Finance Documents to which each Borrower is a party.

(C)	The Borrowers and the Guarantor have requested an amendment to clause 12.8 (minimum interest coverage) of the Guarantee.

(D)
This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, at the request of the Borrowers and the Guarantor, to amend clause 12.8 (minimum interest coverage) of the Guarantee and to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with those matters.

OPERATIVE PROVISIONS

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:
"Effective Date" means the date on which the Lender confirms to the Borrowers and the Guarantor in writing that the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.

"Loan Agreement" means the loan agreement dated 30 July 2014 and made between (i) the Borrowers and (ii) the Lenders.

"Guarantee" means the guarantee dated 30 July 2014 made between (i) the Guarantor and (ii) the Lender.

"Party" means a party to this Agreement.

Exhibit-4.33

1.2	Defined expressions

Defined expressions in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clause 1.2 (construction of certain terms) to clause 1.5 (general interpretation) of the Loan Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Borrowers and the Lender designate this Agreement as a Finance Document.

1.5	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2	Agreement of the Lender

2.1	Agreement of the Lender

The Lender agrees, subject to and upon the terms and conditions of this Agreement:

(a)
to amend clause 12.8 (minimum interest coverage) of the Guarantee, on condition that further adjustments are made to clause 7 (repayment and prepayment) and clause 14 (security cover) of the Loan Agreement as more particularly described in Clause 5 (Amendments to Loan Agreement, the Guarantee and other Finance Documents) of this Agreement; and

(b)	to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in paragraph (a) above.

2.2	Effective Date

The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) shall have effect on and from the Effective Date.

3	Conditions Precedent
The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) is subject to:

(a)	no Event of Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the representations and warranties to be made by each Borrower and the Guarantor pursuant to Clause 4 (Representations) being true on the date of this Agreement and the Effective Date; and

(c)
the Lender having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender on or before the first Drawdown Date or such later date as the Lender may agree with the Borrowers.

Exhibit-4.33

4	Representations

4.1	Loan Agreement representations

Each Borrower makes the representations and warranties set out in clause 18 (representations and warranties) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations

Each Borrower and the Guarantor makes the representations and warranties set out in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

5	Amendments to Loan Agreement, the Guarantee and other Finance Documents

5.1	Specific amendments to the Loan Agreement

With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by adding the following new definitions to clause 1.1 (definitions) of the Loan Agreement in the correct alphabetical place as follows:

"Additional Tranche Reduction" means, in respect of any Tranche, a further reduction in the amount of such Tranche in accordance with the proviso at the end of Clause 2.1 (Amount of Facility);
"Cancelled Repayment Instalments" shall have the meaning give to that expression in Clause 2.1 (Amount of facility);
"Initial Tranche Amount" means, with respect to each Tranche, the amount of such Tranche determined pursuant to paragraphs (a) and (b) of Clause 2.1 (Amount of Facility), as more particularly defined in that Clause;
"Maximum Tranche Amount" means:

(a)	for each Chengxi Tranche, $16,350,000; and

(b)	for each Jiangsu Tranche, $17,400,000;";

(b)	by deleting the definition of "Repayment Date" in clause 1.1 (definitions) of the Loan Agreement and replacing it with the following new definition:

"Repayment Date" means, with respect to each Tranche, a date on which a quarterly repayment of principal is required to be made under Clause 7.2 (Repayment Dates); ";

(c)	by inserting the following at the end of clause 2.1 (amount of facility) of the Loan Agreement:
"in each case, such amount as determined being the "Initial Tranche Amount",

Exhibit-4.33

Provided in each case that the Initial Tranche Amount of each Tranche, once calculated in accordance with this Clause 2.1 shall be further reduced (such reduction, an "Additional Tranche Reduction") by an amount equal to the aggregate amount of the quarterly scheduled principal repayment instalments due under such Tranche up to 31 December 2016 as determined in accordance with paragraph (a) of Clause 7.1 (Amount of repayment instalments) (for each Tranche, such quarterly scheduled principal repayment instalments being the "Cancelled Repayment Instalments").";

(d)	by deleting clause 7.1 (amount of repayment instalments) of the Loan Agreement and replacing it with the following new clause 7.1:

"7.1    Amount of repayment instalments

(a)	Save as otherwise adjusted pursuant to paragraph (b) below, the Borrowers shall repay each Tranche as follows:

(i)	for each Tranche advanced in the Maximum Tranche Amount:

(A)
each Chengxi Tranche, by 28 equal consecutive quarterly instalments of $292,000 each, together with a balloon instalment of $8,174,000 payable simultaneously with the 28th and last such quarterly instalment;

(B)
each Jiangsu Tranche, by 28 equal consecutive quarterly instalments of $311,000 each, together with a balloon instalment of $8,692,000 payable simultaneously with the 28th and last such quarterly instalment, and for each Tranche where the Initial Tranche Amount is less than the applicable Maximum Tranche Amount, each repayment instalment for that Tranche, including the balloon instalment, shall be reduced pro rata by an amount in aggregate equal to the difference between the Maximum Tranche Amount and the Initial Tranche Amount applicable to such Tranche; and

(b)	for each Tranche which is further reduced by way of an Additional Tranche Reduction:

(i)
the amount of each repayment instalment for that Tranche, including the balloon instalment, shall be calculated in accordance with paragraph (a) of this Clause and there shall be no additional pro rata reduction in such repayment instalments and balloon instalment as a result of the Additional Tranche Reduction; and

(ii)	the number of quarterly instalments payable in respect of such Tranche shall be reduced by the number of Cancelled Repayment Instalments applied pursuant to an Additional Tranche Reduction.";

(e)	by adding at the end of clause 7.2 (repayment dates) of the Loan Agreement, the following:
"save that in the case of any Tranche which is the subject of an Additional Tranche Reduction, there shall be no quarterly instalments due until the first Repayment Date falling on or after 1 January 2017.";

(f)	by deleting clause 14.1 (minimum required security cover) of the Loan Agreement and replacing it with the following new clause 14.1 (minimum required security cover):

"14.1	Minimum required security cover. Clause 14.2 applies if the Lender notifies the Borrowers that:

Exhibit-4.33

(a)    the aggregate of the Fair Market Value of each Ship subject to a Mortgage; plus
(b)    the net realisable value of any additional security previously provided under this Clause 14, is below the Relevant Percentage of the Loan.
For the purposes of this Clause 14.1, "Relevant Percentage" means:
(i)    150 per cent. up to 31 December 2017; and
(ii)    130 per cent. on and from 1 January 2018 up to the end of the Security Period." ;

(g)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(h)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Specific amendments to the Guarantee

With effect on and from the Effective Date, the Guarantee shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by deleting clause 12.8 (minimum interest coverage) of the Guarantee and replacing it with the following new clause 12.8 (minimum interest coverage):

"12.8	Minimum interest coverage. The Guarantor shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than:
(a)    from 1 January 2017 up to (and including) 31 March 2017, 1.00 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for that Accounting Period;
(b)    from 1 April 2017 up to (and including) 30 June 2017, 1.00 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for the two consecutive Accounting Periods commencing on 1 January 2017;
(c)    from 1 July 2017 up to (and including) 30 September 2017, 1.00 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for the three consecutive Accounting Periods commencing on 1 January 2017;
(d)    from 1 October 2017 up to (and including) 31 December 2017, 1.00 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for the four consecutive Accounting Periods commencing on 1 January 2017; and
(e)    at all other times thereafter, 2.50 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for each Accounting Period on a trailing four quarter basis.";

(b)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(c)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Guarantee as amended and supplemented by this Agreement.

Exhibit-4.33

5.3	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement and the Guarantee shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Guarantee and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Guarantee and those Finance Documents as amended and supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.4	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)
the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Loan Agreement), Clause 5.2 (Specific amendments to the Guarantee) and Clause 5.3 (Amendments to Finance Documents); and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Costs and Expenses

Clause 19.3 (costs of variations, amendments, enforcement etc) of the Loan Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Notices

Clause 27 (notices) of the Loan Agreement and, in the case of the address for notices to the Guarantor, clause 17.1 (notices to Guarantor) of the Guarantee, in each case, as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

8	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

Exhibit-4.33

10	Enforcement

10.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)
The Borrowers and the Guarantor each accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither the Borrowers nor the Guarantor will argue to the contrary.

(c)
This Clause 10.1 (Jurisdiction) is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

10.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Borrower and the Guarantor:

(a)
irrevocably appoints Scorpio UK Ltd at their registered office for the time being, presently at 10 Lower Grosvenor Place, London SW1W 0EN (attention: Luca Forgione) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Borrower or the Guarantor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of themselves and the Guarantor) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Exhibit-4.33

SCHEDULE 1

Conditions Precedent

1	Borrowers and the Guarantor

Documents of the kind specified in Schedule 2, Part A, paragraphs 2 to 4 (inclusive) of the Loan Agreement in relation to the entry by each Borrower and the Guarantor into this Agreement.

2	Legal opinions

A legal opinion of Watson Farley & Williams LLP, the legal advisers to the Lender, in respect of Marshall Islands law substantially in the form distributed to the Lender before signing this Agreement.

3	Other documents and evidence

3.1
A copy of any other consent, authorisation, approval or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

3.2	Evidence that the costs and expenses then due from the Borrowers pursuant to Clause 6 (Costs and Expenses) of this Agreement have been paid or will be paid by the Effective Date.

3.3	Evidence that the agent referred to in Clause 10.2 (Service of process) of this Agreement has accepted its appointment as agent for service of process under this Agreement.

Exhibit-4.33

Execution Pages

BORROWERS

SIGNED by    ) /s/ Hugh Baker
duly authorised    )
for and on behalf of    )
SBI PHOEBE SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature:    ) /s/ Vikram Hiranandani
Witness' name:    )
Witness' address:    )

SIGNED by    ) /s/ Hugh Baker
duly authorised    )
for and on behalf of    )
SBI PERSEUS SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature:    ) /s/ Vikram Hiranandani
Witness' name:    )
Witness' address:    )

SIGNED by    ) /s/ Hugh Baker
duly authorised    )
for and on behalf of    )
SBI ELECTRA SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature:    ) /s/ Vikram Hiranandani
Witness' name:    )
Witness' address:    )

SIGNED by    ) /s/ Hugh Baker
duly authorised    )
for and on behalf of    )
SBI FLAMENCO SHIPPING COMPANY LIMITED    )
in the presence of:    )

Witness' signature:    ) /s/ Vikram Hiranandani
Witness' name:    )
Witness' address:    )

Exhibit-4.33

GUARANTOR

SIGNED by    ) /s/ Hugh Baker
duly authorised    )
for and on behalf of    )
SCORPIO BULKERS INC.    )
in the presence of:    )

Witness' signature:    ) /s/ Vikram Hiranandani
Witness' name:    )
Witness' address:    )

LENDER

SIGNED by    ) /s/ Yabb Chlapowski /s/ Sandra Eichin
)
duly authorised     )
for and on behalf of    )
CREDIT SUISSE AG    )
in the presence of:    )

Witness' signature:    ) /s/ Nadja Gautschi
Witness' name:    )
Witness' address:    )